SLS Proxy
                        Seligman LaSalle International Real Estate Fund, Inc.
                                       Exhibit: Sub-item 77C
                            Matters Submitted to a Vote of Security Holders

A Special Meeting of Stockholders of Seligman LaSalle International Real Estate Fund, Inc. was held on October 28, 2008. Shareholders voted in favor of three proposals. The description of each proposal and number of shares voted are as follows:

Proposal 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

          For                     Against                 Abstain
------------------------- ------------------------ -----------------------
------------------------- ------------------------ -----------------------
       4,272,862                  185,553                 243,919

Proposal 2
To consider and vote upon the proposed Subadvisory Agreement between LaSalle Investment Management (Securities), L.P. ("LaSalle U.S.") and RiverSource:

          For                     Against                 Abstain
------------------------- ------------------------ -----------------------
------------------------- ------------------------ -----------------------
       4,270,034                  182,402                 249,898

Proposal 3
To consider and vote upon the proposed Delegation Agreement between LaSalle U.S. and LaSalle Investment Management Securities B.V.:

          For                     Against                 Abstain
------------------------- ------------------------ -----------------------
------------------------- ------------------------ -----------------------
       4,263,705                  185,740                 252,889

The Special Meeting of Stockholders was reconvened on November 13, 2008, at which Stockholders voted in favor of the following proposal:

Proposal 4
To elect ten directors to the Board:

To hold office until the 2009 Annual Meeting of Stockholders:

                                            For             Withheld
------------------------------------ ------------------ ------------------
Kathleen Blatz                           4,724,137           343,145
------------------------------------ ------------------ ------------------
Alison Taunton-Rigby                     4,715,815           351,467
------------------------------------ ------------------ ------------------
Pamela G. Carlton                        4,723,408           343,874
------------------------------------ ------------------ ------------------
William F. Truscott                      4,724,390           342,892
------------------------------------ ------------------ ------------------

To hold office until the 2010 Annual Meeting of Stockholders:


------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
Arne H. Carlson                          4,721,753           345,529
------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
Anne P. Jones                            4,717,583           349,699
------------------------------------ ------------------ ------------------

To hold office until the 2011 Annual Meeting of Stockholders:

------------------------------------ ------------------ ------------------
Patricia M. Flynn                        4,726,085           341,197
------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
Jeffrey Laikind                          4,721,374           345,908
------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
Stephen R. Lewis, Jr.                    4,725,240           342,042
------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
Catherine James Paglia                   4,724,119           343,163
------------------------------------ ------------------ ------------------